Exhibit 99.2

FIRST AMENDMENT TO MERGER AGREEMENT

This First Amendment (this “First Amendment”) is made as of August 11, 2008, to that certain Agreement and Plan of Merger, dated as of July 13, 2008, by and among Entegris, Inc., a Delaware corporation (“Parent”), Entegris Acquisition Co. LLC, a Delaware limited liability company (“Acquisition Sub”), Poco Graphite, Inc., a Delaware corporation (the “Company”) and Poco Graphite Holdings, LLC, a Delaware limited liability company (“Holdings”) (the “Merger Agreement”).

WHEREAS, the parties to the Merger Agreement desire to amend the Merger Agreement as set forth below in accordance with Section 15.4 of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties to the Merger Agreement hereby agree as follows:

1.	Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement.

2.	Amendment to the Definition of “Per Common Unit Non-Management Merger Consideration” as set forth in Section 3.4. The definition of “Per Common Unit Non-Management Merger Consideration” set forth in Section 3.4 is hereby amended and restated in its entirety as follows:

““Per Common Unit Non-Management Merger Consideration” shall mean an amount equal to the quotient obtained by dividing (a) the sum of the following: (i) the Closing Date Equity Payout, plus or minus (ii) the Working Capital Adjustment, plus (iii) the aggregate Options Proceeds, plus (iv) the aggregate Warrant Proceeds, minus (v) the Total Preferred Merger Consideration, plus (vi) the Initial Warranty Escrow Fund Amount, minus (vi) Three Hundred Forty Thousand Dollars ($340,000) (which represents the Maximum Environmental Agreed Remediation Amounts to be paid for certain Phase II Environmental Conditions), plus (vii) the Initial EC Escrow Fund Amount, plus (viii) the Initial Expense Escrow Fund Amount, by (b) the number of Outstanding Common Units.”

3.	Amendment to Section 3.8(h). Section 3.8(h) is hereby amended and restated in its entirety as follows:

“h. Payment. If the Closing Balance is greater than the Final Balance, then Parent shall be obligated to pay the difference between such amounts to the Paying Agent, on behalf of and for further distribution to the Management Group and the Non-Management Group. If the Final Balance is greater than the Closing Balance, then the Member Representative, in its sole discretion, shall instruct and cause the Escrow Agents or the Paying Agent, as applicable, to pay to Parent the difference between such amounts from either (A) the Expense Escrow Fund; provided, however, that if the Expense Escrow Fund does not have a sufficient balance to pay such difference, any amount due in excess of the balance in the Expense Escrow Fund shall be paid out of the Warranty Escrow Fund; or (B) the Closing Date Equity Payout that was paid to Paying Agent at the Closing and is still in possession of the Paying Agent. Within five (5) Business Days after Member Representative’s delivery of a Notice of Disagreement, any difference between the Closing Balance and the Final Balance which is not in dispute shall be paid in cash to the party entitled thereto plus interest thereon from the Closing Date to date of payment at the Agreed Rate. Within five (5) Business Days after the determination of the Final Statement, any difference between the Closing Balance and the Final Balance, after taking into account the payments, if any, made pursuant to the immediately preceding sentence, shall be paid in cash to the party entitled thereto plus interest thereon from the Closing Date to date of payment at the Agreed Rate (the aggregate of payments made pursuant to this Section 3.8(h) is herein referred to as the “Working Capital Adjustment”).”

4.	Amendment to Section 13.4(a). Section 13.4(a) is hereby amended and restated in its entirety as follows:

“(a) Notwithstanding anything set forth to the contrary contained in this Agreement, the Member Representative, on behalf of the Escrow Beneficiaries, shall indemnify and hold harmless the Parent Group Indemnified Persons from and against all Losses suffered or incurred by any Parent Group Indemnified Person, after the Closing, based upon, arising out of or otherwise in respect of any and all matters relating directly to or arising out of the following (collectively, the “EC Matter”): (i) the transactions disclosed in the Initial VSD to BIS regarding the shipments of so-called “billets” of the Company’s graphite outside of the U.S. together with other such shipments that may have required an export license, (ii) non-compliance with the terms of any export licenses that have been obtained by the Company, or (iii) the misrepresentations, if any, in the export license applications filed with a Governmental Body with respect to obtaining a BIS Form 711 from distributors or consignees in connection with the issuance of export licenses to the Company (the “BIS Form 711 Licenses”), or the failure to obtain the BIS Form 711 with respect to such BIS Form 711 Licenses. Such indemnification is not subject to the Claim Amount. Notwithstanding the foregoing, neither the Member Representative, on behalf of the Escrow Beneficiaries or otherwise, nor the Escrow Beneficiaries shall have any obligation to indemnify any Parent Group Indemnified Person for any Losses that are not related to the EC Matter or that any Parent Group Indemnified Person incurred prior to the Closing; all other Losses incurred in accordance with this Agreement are to be handled pursuant to this Agreement, and subject to any and all limitations described in this Agreement. For purposes of this paragraph:

“Commodity Jurisdiction Request” means the request for advice regarding the jurisdiction of the Directorate of Defense Trade Controls over the Company’s graphite initiated on behalf of the Company by letter of April 3, 2008, from

Bracewell & Giuliani LLP to the Directorate of Defense Trade Controls of the United States Department of State.

“Voluntary Disclosure to DDTC” means the disclosure made on behalf of the Company by letter of May 8, 2008 (Case No. 08-0000537), which resulted in the letter of June 16, 2008, indicating DDTC closed the investigation without action.”

5.	Amendment to Section 13.4(c). Section 13.4(c) is hereby amended and restated in its entirety as follows:

“(c) Subject to Section 13.4(d), the EC Escrow Fund shall remain in existence until the earlier of (i) the date on which the EC Matter has been fully and finally resolved as reasonably agreed upon by the parties, or (ii) the fifth (5th) anniversary of the Closing Date or such later date on which any tolling agreement entered into with any Governmental Body with respect to the EC matter expires, provided, however, that in no case shall the EC Escrow Fund be held for more than two (2) years past the fifth (5th) anniversary of the Closing Date, on which date all funds remaining in the EC Escrow Fund, if any, shall be disbursed in accordance with the provisions of Section 13.12. For purposes of this Article 13, the parties agree that the EC Matter shall be “fully and finally resolved” upon the earlier to occur of the following events: the appropriate Governmental Body has entered into a settlement or similar arrangement with the Poco Companies and Parent, a final administrative order, or a final judicial order with respect to the EC Matter.”

6.	Amendment to Section 13.12(c). Section 13.12(c) is hereby amended and restated in its entirety as follows:

“(c) To the extent the Warranty Escrow Fund and the EC Escrow Fund are not fully distributed pursuant to the preceding provisions of this Article 13, Parent (via the Surviving Corporation) and the Member Representative agree to deliver joint written instructions to the Escrow Agent to disburse (i) any remaining balance in the Warranty Escrow Fund (including earnings thereon) to the Paying Agent, for the benefit of the Escrow Beneficiaries, within ten (10) Business Days after the Claim Deadline Date, and (ii) to the Paying Agent, for the benefit of the Escrow Beneficiaries, on the Intermediate Distribution Date, any amount in the EC Escrow Fund (including earnings thereon) in excess of Eight Million Dollars ($8,000,000), if not earlier distributed on the date that the EC Matter has been fully and finally resolved, and (iii) to the Paying Agent, for the benefit of the Escrow Beneficiaries, any remaining amount in the EC Escrow Fund (including earnings thereon) on the earlier of (A) the date on which the EC Matter has been fully and finally resolved as reasonably agreed upon by the parties, or (B) the fifth (5th) anniversary of the Closing Date or such later date on which any tolling agreement entered into with any Governmental Body with respect to the EC matter expires, provided, however, that in no case shall the EC Escrow Fund be held for more than two (2) years past the fifth (5th) anniversary of the Closing Date, on which date all funds remaining in the EC Escrow Fund, if any, shall be disbursed by the Escrow Agent to the Paying Agent, on behalf of and for the benefit of the EC Escrow Beneficiaries; provided that, if there is any claim by a Parent Group Indemnified Person pending against the Warranty Escrow Fund as of the Claim Deadline Date, and such claim was timely asserted in accordance with this Agreement and is unresolved as of the Claim Deadline Date, the Escrow Agent shall retain in the Warranty Escrow Fund an amount equal to the aggregate amount so claimed and disburse any remaining balance in the Warranty Escrow Fund to the Paying Agent, on behalf of and for the benefit of the Escrow Beneficiaries. Upon final disposition of each such claim, and after payment thereof from the Warranty Escrow Fund, if any, Parent (via the Surviving Corporation) and the Member Representative shall instruct the Escrow Agent to disburse to the Paying Agent, on behalf of and for the benefit of the Escrow Beneficiaries, the amount so withheld (with all interest thereon) to the extent in excess of the allowed claim.”

7.	Miscellaneous

7.1.	Except as provided herein, all terms and conditions of the Merger Agreement remain in full force and effect.

7.2.	This First Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all parties are not signatories to the original or same counterpart.

7.3.	This First Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

7.4.	This First Amendment shall be governed by, and construed in accordance with, the laws of the state of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to Merger Agreement to be executed on its or his behalf as of the date first above written.

PARENT:

ENTEGRIS, INC.

By: /s/ Greg Graves

Name: Greg Graves

Title: Executive Vice President and Chief Financial Officer

ACQUISITION SUB:

ENTEGRIS ACQUISITION CO. LLC

By: /s/ Greg Graves

Name: Greg Graves

Title: Executive Vice President

Signature Page — Amendment to Merger Agreement

IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to Merger Agreement to be executed on its or his behalf as of the date first above written.

COMPANY:

POCO GRAPHITE, INC.

By: /s/ John F. Beasley

Name: John F. Beasley

Title: Chief Executive Officer

HOLDINGS:

POCO GRAPHITE HOLDINGS, LLC

By: /s/ John F. Beasley

Name: John F. Beasley

Title: Chief Executive Officer

Signature Page — Amendment to Merger Agreement

IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to Merger Agreement to be executed on its or his behalf as of the date first above written.

MEMBER REPRESENTATIVE:

COWEN CAPITAL PARTNERS, LLC

By: /s/ Sengal M. G. Selassie

Name: Sengal M. G. Selassie

Title: Authorized Signatory

Signature Page — Amendment to Merger Agreement